Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated June 29, 2010, relating to the consolidated financial statements and financial statement schedule of Focus Media Holding Limited (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Codification 810-10-65, “Consolidation — Overall — Transition and Open Effective Date Information” (previously Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”), effective January 1, 2009), and the effectiveness of Focus Media Holding Limited’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Focus Media Holding Limited for the year ended December 31, 2009, and to the reference to us under the headings “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Shanghai
September 7, 2010